Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-151155) on Form S-8 and (Nos. 333-220017 and 333-219268) on Form S-3 of our reports dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule I of Cheniere Energy Partners, L.P. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
KPMG LLP

Houston, Texas
February 23, 2022